EXHIBIT 10.1

                        DEMAND PROMISSORY NOTE

                                                      February 1, 2000


ON DEMAND, FOR VALUE RECEIVED, the undersigned, Crest Net Lease, Inc. a Delaware corporation ("Company"), HEREBY PROMISES TO PAY to the order of Realty Income Corporation, a Maryland corporation (together with its successors and assigns, "Holder"), the aggregate unpaid amount of all advances, indebtedness, loans, payables and other extensions of credit and obligations not to exceed $25 million, (individually, an "Advance" and, collectively, "Advances") made by Holder to Company, or otherwise owing by Company to Holder, from time to time, as set forth on the books and records of Holder.

1. Definitions. For purposes of this Note, the following terms have the meanings set forth below:

"Applicable Rate of Interest" means, at Company's option, either (1) LIBOR + 2.50%, or (ii) Base Rate + 1.50%. Base Rate shall mean the higher of (a) the current prime rate as reported in the Wall Street Journal and (b) a rate of interest 1/2 of 1% over the effective overnight Federal Funds Rate as published for such day by the Federal Reserve Bank. Company will be required to indicate the Applicable Rate of Interest applied on the date of each Advance.

"Fees" shall mean the following:

  -  $250,000 payable on the date of the first Advance; and
  -  $20,000 per annum, payable to Holder on January 31, of each year;
     and
  - 0.40% accrued per annum on $25 million (calculated on the basis of a 360-day year for the actual number of days involved) payable in arrears on the last business day of each calendar quarter; and
  - $62,500 payable on the date of the first Advance after February 1, 2002.

"Note" shall mean this Demand Promissory Note as originally executed or if later amended, modified or supplemented, then, as so amended, modified or supplemented.

"Note Obligation" shall mean all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Company), fees, charges, expenses, attorneys' fees and any other sum chargeable to Company under this Note, and all principal and interest due in respect of the Advances.

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2.  Payments.  This Note may be prepaid at any time in whole or in part from time to time without penalty or premium. The principal of this Note is payable in lawful money of the United States of America and in same day funds, without abatement, reduction, deduction, counterclaim recoupment, defense or setoff, to Holder at any account as Holder may designate. Each Advance made by Holder to Company, and all payments made on account of principal, Applicable Rate of Interest and Fees thereof, shall be recorded by Holder and, prior to any transfer thereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that any failure to make such endorsement on such grid shall not limit or otherwise affect the obligations of Company hereunder.

3. Holder Rights. Upon demand for payment hereunder, Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any indebtedness at any time owing by Holder to or for the credit or the account of Company against any and all of the obligations of Company now or hereafter existing under this Note, irrespective of whether or not Holder shall have made any demand under this Note and although such obligations may be unmatured. Holder agrees promptly to notify Company after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which Holder may have.

4. Waiver. Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, Company waives: (a) presentment, notice, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by Holder on which Company may in any way be liable, and hereby ratifies and confirms whatever Holder may do in this regard; (b) all rights to notice and a hearing prior to Holder's taking possession or control of, or to Holder's replevy, attachment or levy upon, any property, real or personal, tangible or intangible of Company or any bond or security which might be required by any court prior to allowing Holder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Company acknowledges that it has been advised by counsel with respect to this Note and the transactions evidenced hereby. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.




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
5. Lost or Destroyed Note. Upon receipt by Company of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Company or, in case of any such mutilation, upon surrender and cancellation of this Note, Company will issue a new Note of like tenor in lieu of this Note.

6. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

7. Amendment and Modification. Each of Company and Holder agrees that no change, waiver, modification or amendment of this Note shall be effective without the prior written approval of each.

8. Costs and Expenses. Company agrees to pay on demand all costs and expenses, if any, including counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

9. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THAT STATE.

10. Successors and Assigns. This Note shall be binding upon Company and its successors, and shall inure to the benefit of Holder and its successors and permitted assigns (including Lender).

                                  CREST NET LEASE, INC.


                                  By:
                                        ------------------------------

                                  Title:
                                        ------------------------------












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
                         ADVANCES AND PAYMENTS



                 Amount            Principal           Applicable
                   of               Paid or              rate of
Date             Advance             Repaid              Interest
----             -------           ---------           ----------











   Fees and                       Unpaid                   Notation
   Expenses                       Principal                 made by
----------------                  ---------                --------
Paid     Accrued
----     -------
























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                          FORM OF ENDORSEMENT



For value received,                         , hereby endorses to the
order of                              the Demand Promissory Note of
                       , dated        ,     , payable to the
undersigned.


                                  [HOLDINGS]


                                   By:
                                         ---------------------------

                                   Title:
                                         ---------------------------


































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